UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 21, 2005, Satcon Technology Corporation (the “Company”) entered into a Second Loan Modification and Security Agreement (the “Second Loan Modification Agreement”) with Silicon Valley Bank (the “Bank”), a California-chartered bank.

The Second Loan Modification Agreement modifies the Loan and Security Agreement, dated as of January 31, 2005, between the parties, as previously amended by the Loan Modification Agreement, dated as of May 31, 2005 (as amended, the “Loan Agreement”).  Under the Second Loan Modification Agreement, the Bank modified the terms related to the collection of receivables for amounts outstanding under the Loan Agreement, as well as the minimum tangible net worth covenant, as defined, which the Company must maintain in order to continue to borrow from the Bank.  The Bank also provided waivers for the Company’s failure to comply with the minimum tangible net worth requirements as of August 6, 2005 and September 30, 2005.  In addition, the Second Loan Modification Agreement provides the ability to borrow up to $3,000,000 on a revolver basis paying only interest provided that the Company remains in compliance with all financial covenants, as defined.  The Second Loan Modification Agreement will expire on January 30, 2006.

As consideration for the modifications, the Company paid the Bank a modification fee of $4,375.

A copy of the Second Loan Modification Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.            Exhibits.

Exhibit No.	Description

99.1

Second Loan Modification Agreement, dated as of November 21, 2005, by and between the Bank and the Company, SatCon Power Systems, Inc., SatCon Applied Technology, Inc., SatCon Electronics, Inc. and SatCon Power Systems Canada Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: November 21, 2005	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer